RELEASE AGREEMENT
This Release Agreement (the “Agreement”) is dated as of November 20, 2021 by and between The Original BARK Company (the “Company”), a Delaware corporation (the “Company”) and John Toth (“Executive;” or “You” and together with the Company, the “Parties”).
WHEREAS, the Company and the Executive desire to terminate the Executive’s employment as Chief Financial Officer of the Company effective as of November 12, 2021 (the “Termination Date”); and
WHEREAS, in recognition of Executive’s contributions to the Company, the Company desires to enter into an advisory relationship with Executive.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereby agree as follows:
1.Salary and Vacation Pay. On the Termination Date, the Company will pay you all of your salary earned through the Termination Date on the next regular payroll date. You acknowledge that the only payments and benefits that you are entitled to receive from the Company are those specified in this Agreement.
2.Benefits. Your participation in all employee benefit plans, other than the Company’s health insurance plan, will end on the Termination Date. Your participation under the Company’s health insurance plan will end on the last day of the month in which the Termination Date occurs. Under separate cover, you will receive additional information about your rights, if any, to continue your participation in the Company’s health insurance plan after the Termination Date.
3.Advisor Agreement. Effective as of the Termination Date, the Company will enter into an advisory relationship with You on the terms and conditions set forth in the Advisor Agreement that is attached as Exhibit A hereto (the “Advisor Agreement”).
4.Release of All Claims.
(a)In consideration for the entry in the Advisor Agreement and the benefits set forth therein, to the fullest extent permitted by law, You waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company, as co-employer, or their respective predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, including (without limitation) claims to capital stock in the Company(other than the Restricted Shares), bonuses, options to purchase the Company’s common stock or any other equity awards, attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Right to Privacy in the Workplace Act, the Fair Labor Standards Act, the National Labor Relations Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act of 2008, the Minimum Fair Wage Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Workers Adjustment and Retraining Notification Act, the Families First Coronavirus Response Act, the CARES Act, the California WARN Act, the California Fair Employment and Housing Act, the California Fair Pay Act, the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, Article 23-A of the New York State Correction Law, the New York Judiciary Law, the New York Labor Law (including but not limited to the New York WARN Act, the New York Achieve Pay Equity Act and all other provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, the New York Administrative Code, the New York City Human Rights Law, all including their amendments and respective implementing regulations, and all other laws and regulations relating to employment. However, this release covers only those claims that arose prior to the execution of this Agreement and only those claims that may be waived by applicable law. Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement and any claim by You for indemnification. For the avoidance of doubt, this release shall not apply to (i) the Restricted Shares, (ii) vested option shares under that certain Incentive Stock Option Agreement by and between You and the Company dated November 29, 2016, or (iii) vested shares of the Company’s common stock under that certain Restricted Stock Agreement by and between You and the Company dated August 31, 2020.
(b)You understand that this Agreement does not limit your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each, a “Government Agency”). You further understand that this Agreement does not limit your ability to communicate with, or otherwise participate in any investigation or proceeding that may be conducted by a Government Agency. However, to the fullest extent permitted by law, You agree that You are waiving the right to monetary damages or other equitable or monetary relief as a result of any such charge, complaint, investigation or proceeding.
(c)The Company voluntarily and irrevocably releases and discharges You, and your executors and administrators, generally from all charges, complaints, claims, promises, agreements, causes of action, damages, and debts that relate in any manner to your employment with or services for the Company, known or unknown (the “Claims”), which the Company has, claims to have, ever had or ever claimed to have had against you through the date upon which you execute this Agreement. This general release of Claims includes, without implication of limitation, all Claims related to your services or termination as a director, officer, employee, agent or fiduciary of the Company or your activities on behalf of the Company in any such capacity; provided, however, that this general release of Claims excludes any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by you.
5.Waiver. You expressly waive and release any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
6.Consideration and Revocation Period. You acknowledge that You have been advised in writing to consult with an attorney of your choice (at your own expense) prior to signing this Agreement, and that you had at least 21 days to consider this Agreement before signing it. You acknowledge that if this Agreement is signed before 21 days have elapsed from the date of delivery, by signing this Agreement You have expressly waived the 21-day consideration period. You acknowledge that You may revoke this Agreement within seven (7) days following its execution, and the Agreement shall not become effective until the revocation period has expired. If You do not revoke this Agreement, the eighth day after the date You sign the Agreement will be the “Effective Date.”
7.No Admission. Nothing contained in this Agreement will constitute or be treated as an admission by You or the Company of liability, any wrongdoing or any violation of law.
8.Section 409A. Any amount paid under this Agreement is intended to satisfy the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. You and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition before actual payment to You under Section 409A. For purposes of this Agreement, each of the payments to be made to You under this Agreement shall be treated as a separate payment under Section 409A.
9.Company Property. You represent that You will return to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the Company and files stored on your computer(s) that contain information belonging to the Company. Notwithstanding the foregoing, if you sign this Agreement, the Company will allow you to retain your company-issued laptop computer (the “Laptop”) with the condition that you will provide the Company, within five (5) business days of the end of the Term of the Advisor Agreement, with a computer-useable copy of all Company information on the Laptop and then permanently delete and expunge such Company confidential or proprietary information from the Laptop without retaining any reproductions (in whole or in part); and you agree to provide the Company access to the Laptop as requested to verify that the necessary copying and/or deletion is done.
10.Confidentiality of Agreement. You agree that You will not disclose to others the existence or terms of this Agreement, except that You may disclose such information to Government Agencies or to your spouse, attorney or tax adviser if such individuals agree that they will not disclose to others the existence or terms of this Agreement, to the extent allowed under the law. You agree that you do not possess any claim or allegation, either asserted or otherwise, that may be subject to or covered under New York CPLR § 5003-b and New York General Obligations Law § 5-336.
11.Mutual No Disparagement/Public Statements. You agree that You will never make any negative or disparaging statements (orally or in writing) about the Company or its stockholders, directors, officers, employees, products, services or business practices, except as required by law. The Company shall direct its officers and directors to not make any negative or disparaging statements (orally or in writing) about You.
12.Secondary Offering. If the Company files a Form S-1 resale registration, it agrees to use commercially reasonable efforts to permit You to sell up to 50% of your fully vested shares of the Company’s capital stock in connection with such transaction.
13.Cooperation. Executive agrees to reasonably cooperate with and assist the Company and its legal counsel in connection with any current or future litigation, investigation or other legal matters involving the Company about which Executive has knowledge or information including by making myself available at mutually convenient times and reasonable locations.
14.Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of the Executive upon the Executive’s death and

(b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of the Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of the Executive’s right to compensation or other benefits will be null and void.
15.Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the Parties or their successors at the following addresses, or at such other addresses as the Parties may later designate in writing:
If to the Company:
The Original BARK Company
Attn: Chief Executive Officer
221 Canal Street
6th floor
New York New York 10013

If to Executive: Last address on file with the Company.
16.Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.
17.Other Agreements. At all times in the future, You will remain bound by your Invention and Non-Disclosure Agreement with the Company and your Non-Competition and Non-Solicitation Agreement with the Company which you signed on or about December 5, 2016, copies of which are attached as Exhibit B, the Indemnification Agreement with the Company that You signed on or about June 1, 2021, a copy of which is attached as Exhibit C. Except as expressly provided in this Agreement, this Agreement renders null and void all prior agreements between You and the Company and constitutes the entire agreement between You and the Company regarding the subject matter of this Agreement. This Agreement may be modified only in a written document signed by You and a duly authorized officer of the Company.
18.Choice of Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York (other than its choice-of-law provisions).
19.Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
20.Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
21.Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

22.Execution. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.
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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.
THE ORIGINAL BARK COMPANY:

Date:	11/20/2021	By:	/s/ Rustin Richburg
		Name:	Rustin Richburg
		Title:	Chief People Officer

EXECUTIVE:

Date:	11/20/2021	By:	/s/ John Toth
		Name:	John Toth